SCHEDULE 14A INFORMATION

                   Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934

                          Filed by the Registrant [X]

                 Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission only (as permitted by Rule 14a-6(e)(2))
[ ]  Definitive Proxy Statement
[X]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to ss. 240.14a-11(c) or ss. 240.14a-12

                               Paragon Group, Inc.
               (Name of Registrant as Specified in its Charter)


     _____________________________________________________________________
    (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

      1.    Title of each class of securities to which transaction applies:

      2.    Aggregate number of securities to which transaction applies:

      3. Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

      4.    Proposed maximum aggregate value of transaction:

      5.    Total fee paid:

[ ]   Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      1.    Amount Previously Paid:
      2.    Form, Schedule or Registration Statement No.:
      3.    Filing Party:
      4.    Date Filed:
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                              PARAGON GROUP, INC.
                         7557 RAMBLER ROAD, SUITE 1200
                              DALLAS, TEXAS 75231

                                                                   APRIL 4, 1997

                                  AN IMPORTANT
                                   REMINDER!
                              --------------------

Dear Fellow Stockholders:

    You have previously received proxy materials in connection with the upcoming Special Meeting of Stockholders of PARAGON GROUP, INC. to be held on April 15, 1997. Your Board of Directors has carefully considered the Agreement and Plan of Merger among Camden Property Trust, a wholly-owned subsidiary and Paragon and believes it is in the best interest of the Company and its stockholders. Approval of this proposal requires the affirmative vote of two-thirds of all outstanding shares of Paragon common stock.

    According to our latest records, your voting proxy for this meeting has not yet been returned. Regardless of the number of shares you may own, it is important that they be represented.

    Whether or not you have already done so, please sign, date and return the enclosed proxy card in the envelope provided.

                                                Sincerely,


                                                Jerry J. Bonner
                                                Secretary